Exhibit 1.6


                       PARENT GUARANTOR STOCK PLEDGE AGREEMENT
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                    THIS PARENT GUARANTOR STOCK PLEDGE AGREEMENT (this
          "Agreement"), dated as of August 22, 1997, is executed by and between American Eco Corporation, a corporation organized under the laws of the Province of Ontario (the "Pledgor"), and Union Bank of California, N.A., as "Agent" for itself and for the other "Secured Parties" under the "Credit Agreement" (as such terms are defined below).

                                 W I T N E S S E T H:

                    WHEREAS, the Pledgor has entered into a certain Credit and Guaranty Agreement dated as of August 22, 1997 among American Eco Funding Corp. (the "Borrower"), the Pledgor, as guarantor of the Borrower's obligations thereunder, the institutions from time to time party thereto as lenders (the "Lenders"), the institutions from time to time party thereto as issuing banks (the "Issuing Banks"), and Union Bank of California, N.A., as agent (in such capacity, the "Agent") for the Lenders and the Issuing Banks (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement), pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make Loans to the Borrower from time to time, and the Issuing Banks have agreed, subject to certain conditions precedent, to issue Letters of Credit for the account of the Borrower from time to time;

                    WHEREAS, the Pledgor owns 100% of the issued and outstanding shares of the Borrower;

                    WHEREAS, the Pledgor owns all or substantially all of the issued and outstanding capital stock of the Persons identified on Exhibit A hereto (collectively, the "Corporations"); and

                    WHEREAS, the Agent, the Lenders and the Issuing Banks have required, as a condition to their entering into the Credit Agreement and extending credit to the Borrower under the terms of the Credit Agreement, that the Pledgor execute and deliver this Agreement to the Agent in order to secure its guaranty obligations under the Credit Agreement;

                    NOW, THEREFORE, for and in consideration of the foregoing and of each extension of credit now or hereafter made, given or granted to or for the direct or indirect benefit of the Borrower by the Agent, the Lenders or the Issuing Banks, or any of them, and for other good and valuable consnt hereby agree as follows:


                    1.   Pledge.  The Pledgor hereby pledges to the Agent,
                         ------
          for the benefit of the Agent and the Secured Parties, and grants to the Agent, for the benefit of the Agent and the Secured Parties, a security interest in, the following (collectively, the "Pledged Collateral"):

                    (a) the shares of the capital stock of each of the Corporations, now or at any time or times hereafter owned by the Pledgor, and the certificates representing the shares of such capital stock (as identified on Exhibit A attached
                                                    ---------
               hereto and made a part hereof), all options and warrants for the purchase of shares of the stock of each of the Corporations now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Agent accompanied by stock powers in the form of Exhibit B attached hereto and
                                           ---------
               made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

                    (b) all additional shares of stock of each of the Corporations from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                    (c) the property and interests in property described in Section 2 below; and
                  ---------

                    (d)  all proceeds of the foregoing,

          to secure the prompt payment, performance and observance of the Obligations.

                    2.  Pledged Collateral Adjustments.  If, during the
                        ------------------------------
          term of this Agreement,

                    (a) any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Corporations, or any option included within the Pledged Collateral is exercised, or both, or

                    (b) any subscription warrant(s) or any other right(s) or option(s) shall be issued in connection with the Pledged Collateral,

          then all new, substituted and additional shares, warrants, rights, options and other securities issued by reason of any of the foregoing shall be immediately delivered to and held by the Agent under the terms of this Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing
                                        --------  -------
          contained in this Section 2 shall be deemed to permit any stock
                            ---------
          dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any of the Corporations which is not expressly permitted in the Credit Agreement and further provided
                                                          ------- --------
          that the Pledgor's failure to so deliver such property to the Agent shall in no way affect the security interest granted therein as hereinabove provided.

                    3.  Uncertificated Securities; Pledged Collateral not
                        -------------------------------------------------
          Capable of Being Delivered.
          --------------------------
          (a) If any of the Pledged Collateral (whether now owned or hereafter acquired) constitutes "uncertificated securities" under the Uniform Commercial Code, the Pledgor shall promptly notify the Agent thereof and shall promptly take all actions required to take control of and otherwise perfect the security interest of the Agent in such Pledged Collateral under applicable law (including, without limitation, under Sections 8-106 and 9-115 of the Uniform Commercial Code). The Pledgor further agrees to take such actions as the Agent deems necessary or desirable to effect the foregoing and to permit the Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel satisfactory to the Agent with respect to any such pledge of uncertificated securities promptly upon the request of the Agent. Without limiting the generality of the foregoing, the Pledgor shall, promptly upon the request of the Agent, (i) procure the issuance of security certificates to represent such Pledged Collateral and endorse and deliver such certificates to the Agent to be held under the terms of this Agreement, (ii) cause the issuer thereof to register the Agent as the registered owner of such securities or (iii) cause the issuer thereof to enter into an agreement, in form and substance satisfactory to the Agent, among the Agent, the registered owner of such securities and the issuer thereof to the effect that the issuer will comply with instructions originated by the Agent without further consent by the registered owner.

                    (b) If any Pledged Collateral is not securities and is not capable of being delivered, the Pledgor shall deliver to the Agent such financing statements or other instruments as are deemed necessary by the Agent to enable it to perfect its security interest in such Pledged Collateral under applicable law.

                    4.  Subsequent Changes Affecting Pledged Collateral.
                        -----------------------------------------------
          The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes and potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization and other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agent nor any of the Secured Parties shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, after the occurrence of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may at any time exchange certificates or instruments representing or evidencing the Pledged Stock for certificates or instruments of smaller or larger denominations.

                    5.  Representations and Warranties.  The Pledgor
                        ------------------------------
          represents and warrants as follows:

                    (a) The Pledgor is the sole legal and beneficial owner of the Pledged Collateral (including, without limitation, the percentage of the issued and outstanding capital stock of each Corporation which is set forth opposite the name of such Corporation on Exhibit A), free and clear of any Lien
                                   ---------
               except for the security interest created by this Agreement.

                    (b) All of the Pledged Stock has been duly authorized, validly issued and is fully paid and non-assessable.

                    (c) The Pledgor has full corporate power and authority to enter into this Agreement.

                    (d) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

                    (e) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral free of any Liens.

                    (f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor.

                    (g) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent for the benefit of the Agent and the Secured Parties, securing the payment and performance of the Obligations.

                    (h) The Powers are duly executed and give the Agent the authority they purport to confer.

                    The representations and warranties set forth in this
          Section 5 shall survive the execution and delivery of this
          ---------
          Agreement.

                    6. Voting Rights.  During the term of this Agreement,
                       -------------
          and except as provided in the next sentence of this Section 6, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Agreement, the Credit Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. After the occurrence of an Event of Default, the Agent may, at the Agent's option and following written notice from the Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take shareholder action by written consent, and the Pledgor hereby irrevocably constitutes and appoints the Agent as the Pledgor's proxy and attorney-in-fact, with full power of substitution, to do so. This proxy shall be irrevocable and shall continue until the termination of this Agreement in accordance with Section 12.
                                                               ----------

                    7.  Dividends and Other Distributions.  (a)  So long as
                        ---------------------------------
          no Event of Default shall have occurred or would result therefrom:

                    (i)  subject to Section 2 hereof, the Pledgor shall be
                                    ---------
          entitled to receive and retain all dividends and interest paid in respect of the Pledged Collateral unless any such dividend or interest is not permitted to be paid under the terms of the Credit Agreement; and

                    (ii) the Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.
                      ----------

                    (b) After the occurrence of an Event of Default, or if any of the following would result in an Event of Default if paid to the Pledgor:

                    (i) all rights of the Pledgor to receive dividends and interest payments in respect of the Pledged Collateral shall cease, and all such rights shall thereupon become vested in the Agent, for the benefit of the Agent and the Secured Parties, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                    (ii) all dividends and interest payments which are received by the Pledgor contrary to the provisions of clause (i)
                                                                ----------
          of this Section 7(b) shall be received in trust for the Agent,
                  ------------
          for the benefit of the Agent and the Secured Parties, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsements).

                    8.  Transfers and Other Liens.  The Pledgor agrees that
                        -------------------------
          it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, unless such sale, disposition or option is expressly authorized under the Credit Agreement, or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

                    9.  Remedies.  (a)  The Agent shall have, in addition
                        --------
          to any other rights given under this Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction. In addition, after the occurrence of an Event of Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent and each of the Secured Parties may, in its own name or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged Collateral or any other realization upon the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral or any other realization upon the Pledged Collate(b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 19 below at least five (5) business days
                      ----------
          before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                    (c) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Obligations, or if applicable law would permit postponement or postponements of sale for any other reason, then the Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided,
                                                               --------
          however, that any sale or sales made after such postponement
          -------
          shall be after five (5) business days' notice to the Pledgor.

                    (d) (i) The Pledgor shall, upon the request of the Agent, at Pledgor's expense, execute and deliver, and cause each Corporation and its respective officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, the Pledgor or its or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act") and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, the Pledgor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                    (ii) The Pledgor shall, upon the request of the Agent, at the Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Agent;

                    (iii) The Pledgor shall, upon the request of the Agent, at the Pledgor's expense, cause the Corporations (or any of them) to make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) the Securities Act; and

                    (iv) The Pledgor shall, upon the request of the Agent, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

          The Pledgor will reimburse the Agent for all expenses incurred by the Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence of an Event of Default, if the Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale. In so doing, the Agent may restrict the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution, and the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in so purchasing the Pledged Collateral. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of timermit the registrant to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor or the issuer of the Pledged Collateral would agree to do so.

                    (e) In addition to a private sale as provided above in clause (d) of this Section 9, if any of the Pledged Collateral
          ----------         ---------
          shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Section 9, then the
                                                     ---------
          Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about the pertinent Corporation(s) and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view of the distribution thereof, and (iv) as to such other matters as the Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction and other laws affecting the enforcement of creditors' rights and the Securities Act and all applicable state securities laws.

                    (f) The Pledgor agrees that following the occurrence of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent or any one or more of such rights, powers, or remedies. No failure or delay on the part of the Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon the Pledgor by the Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against the Pledgor in any respect.

                    (g) The Pledgor further agrees that a breach of any of the covenants contained in this Agreement will cause irreparable injury to the Agent and the Secured Parties, that the Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Agreement shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

                    10.  Agent Appointed Attorney-in-Fact.  The Pledgor
                         --------------------------------
          hereby appoints the Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, from time to time in the Agent's sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, after the occurrence of an Event of Default, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, to arrange for the transfer of all or any part of the Pledged Collateral on the books of each of the Corporations to the name of the Agent or the Agent's nominee, to exercise all voting powers pertaining to the Pledged Collateral and to execute proxies enabling the Agent and its representatives to exercise such powers and execute written consents and waivers in connection with the taking of any shareholder action. This appointment shall be irrevocable and shall continue until the termination of this Agreement in accordance with Section 12. The
                                                           ----------
          Agent may exercise any of its rights and execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its rights and duties hereunder.

                    11.  Waivers.  The Pledgor waives presentment and
                         -------
          demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Credit Agreement.

                    12.  Term.  This Agreement shall remain in full force
                         ----
          and effect until the Obligations have been fully and indefeasibly paid (in cash) and satisfied and the Credit Agreement has terminated pursuant to its terms. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Agent will release the security interest created hereunder and will deliver the Pledged Collateral to the Pledgor.

                    13.  Reinstatement.  This Agreement shall remain in
                         -------------
          full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored or returned.

                    14.  Definitions.  The singular shall include the
                         -----------
          plural and vice versa and any gender shall include any other gender as the context may require.

                    15.  Successors and Assigns.  This Agreement shall be
                         ----------------------
          binding upon and inure to the benefit of the Pledgor, the Agent, for the benefit of the Agent and the Secured Parties, and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee and debtor-in-possession of or for the Pledgor.

                    16.  Applicable Law; Severability.  This Agreement
                         ----------------------------
          shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York (without reference to choice-of-law principles). Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                    17.  Further Assurances.  The Pledgor agrees that it
                         ------------------
          will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other certificates, stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement.

                    18.  The Agent's Duty of Care.  The Agent shall not be
                         ------------------------
          liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's (a) gross negligence or willful misconduct, or (b) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Obligations secured hereby.

                    19.  Notices. All notices and other communications
                         -------
          provided for hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement, except that any notice hereunder shall be effective only upon receipt thereof by the Agent.

                    20.  Amendments, Waivers and Consents.  No amendment or
                         --------------------------------
          waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent pursuant to the terms of the Credit Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    21.  Section Headings.  The section headings herein are
                         ----------------
          for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                    22.  Execution in Counterparts.  This Agreement and any
                         -------------------------
          amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                    IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Parent Guarantor Stock Pledge Agreement as of the date set forth above.


                                        AMERICAN ECO CORPORATION


                                        By: /s/ Davis L. Norris
                                            --------------------------
                                        Name: David L. Norris
                                              ------------------------
                                        Title: Vice President
                                               -----------------------


                                        UNION BANK OF CALIFORNIA, N.A., as
                                        Agent


                                        By: /s/ Vicente C. Bendanillo
                                            --------------------------
                                        Name: Vicente C. Bendanillo
                                              ------------------------
                                        Title: Vice President
                                               -----------------------



                                        By: /s/ Julie Bloomfield
                                            --------------------------
                                        Name: Julie Bloomfield
                                              ------------------------
                                        Title: Vice President
                                               -----------------------